                                                                   EXHIBIT 10.42





                       THE 1996 STOCK INCENTIVE PLAN FOR
                            OFFICERS, DIRECTORS AND
                                KEY EMPLOYEES OF
                          AMBASSADOR APARTMENTS, INC.,
                          AMBASSADOR APARTMENTS, L.P.
                               AND SUBSIDIARIES*





*As amended March 20, 1997

                               TABLE OF CONTENTS


                                                                                                                   Page
ARTICLE I
    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2    "Award Limit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.3    "Beneficiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.4    "Board"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.5    "Capital Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.6    "Cause"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.7    "Change in Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.8    "Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.9    "Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.10   "Common Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.11   "Common Units"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.12   "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.13   "Company Charter"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.14   "Company Employee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.15   "Company Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.16   "Director"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.17   "Disability"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.18   "Employee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.19   "Employer"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.20   "Exchange Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.21   "Expiration Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.22   "Exchange Factor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.23   "Fair Market Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.24   "Good Reason"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.25   "Incentive Stock Option"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.26   "Independent Director"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.27   "Non-Qualified Stock Option"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.28   "Operating Partnership"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.29   "Operating Partnership Employee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.30   "Operating Partnership Purchase Price"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.31   "Operating Partnership Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.32   "Option"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.33   "Option Agreement"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.34   "Optionee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.35   "Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.36   "Property Partnership"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.37   "Property Partnership Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.38   "Property Partnership Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.39   "Property Partnership Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.40   "Retirement"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.41   "Rule 16b-3"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.42   "Securities Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.43   "Stock Ownership Limit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.44   "Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.45   "Subsidiary Corporation"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.46   "Ten Percent Shareholder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.47   "Termination of Directorship"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.48   "Termination of Employment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

    1.49   Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE II
    SHARES SUBJECT TO PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    2.1    Shares Subject to Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    2.2    Unexercised Options and Other Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.3    Effect of Certain Exercises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE III
    GRANTING OF OPTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.1    Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.2    Qualification of Incentive Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.3    Granting of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IV
    TERMS OF OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.1    Option Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.2    Option Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.3    Option Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.4    Option Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    4.5    Exercise of Option after Termination of Employment or Directorship   . . . . . . . . . . . . . . . . . . 13
    4.6    Limitation in Terms of Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE V
    EXERCISE OF OPTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    5.1    Partial Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    5.2    Manner of Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    5.3    Transfer of Shares to a Company Employee or Independent Director   . . . . . . . . . . . . . . . . . . . 17
    5.4    Transfer of Shares to an Operating Partnership Employee  . . . . . . . . . . . . . . . . . . . . . . . . 17
    5.5    Transfer of Shares to a Property Partnership Employee  . . . . . . . . . . . . . . . . . . . . . . . . . 17
    5.6    Transfer of Payment to the Partnership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    5.7    Conditions to Issuance of Stock Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    5.8    Rights as Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    5.9    Ownership and Transfer Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    5.10   Restrictions on Exercise of Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE VI
    ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    6.1    Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    6.2    Duties and Powers of Committee; Board Ratification of Grants   . . . . . . . . . . . . . . . . . . . . . 20
    6.3    Majority Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    6.4    Compensation; Professional Assistance; Good Faith Actions  . . . . . . . . . . . . . . . . . . . . . . . 20
    6.5    Delegation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    6.6    No Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    6.7    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE VIIMISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    7.1    Not Transferable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

    7.2    Amendment, Suspension or Termination of this Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    7.3    Changes in Common Stock or Assets of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    7.4    Merger of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    7.5    Effective Date; Approval of Plan by Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    7.6    Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    7.7    Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    7.8    Limitations Applicable to Section 16 Persons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    7.9    Effect of Plan Upon Options and Other Compensation Plans   . . . . . . . . . . . . . . . . . . . . . . . 25
    7.10   Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    7.11   Titles   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    7.12   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                       THE 1996 STOCK INCENTIVE PLAN FOR
                            OFFICERS, DIRECTORS AND
                                KEY EMPLOYEES OF
                          AMBASSADOR APARTMENTS, INC.,
                          AMBASSADOR APARTMENTS, L.P.
                                AND SUBSIDIARIES

             The 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries (the "Plan") was adopted, effective December 19, 1996, for the benefit of those officers, key employees and directors. The purposes of the plan are as follows:

             (1) To provide an additional incentive for officers, directors and key employees of Ambassador Apartments, Inc., a Maryland corporation (the "Company"), Ambassador Apartments, L.P., a Delaware limited partnership (the "Operating Partnership"), and their Subsidiaries (as such terms are defined in the Plan) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock which will reflect such growth, development and financial success.

             (2) To enable the Company, the Operating Partnership and the Subsidiaries to obtain and retain the services of such officers, directors and key employees considered essential to their long term success by offering them an opportunity to own stock in the Company which will reflect their growth, development and financial success.


                                   ARTICLE I
                                  DEFINITIONS

      1.1    GENERAL

             Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

      1.2    "AWARD LIMIT" shall mean 100,000 shares of Common Stock.

      1.3 "BENEFICIARY" shall mean the person or persons properly designated by the Optionee, including his spouse or heirs at law, to exercise such Optionee's rights under this Plan in the event of the Optionee's death, or if the Optionee has not designated such person or persons, or such person or persons shall all have predeceased the Optionee, the executor or administrator of the Optionee's estate. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with rules established by the Committee and shall be effective, upon delivery of such writing to the Committee.

      1.4    "BOARD" shall mean the Board of Directors of the Company.

      1.5 "CAPITAL STOCK" shall mean all classes or series of stock of the Company.

      1.6    "CAUSE" shall mean any one or more of the following have occurred:

             (a) a finding by the Board that an Optionee has materially harmed the Company or the Operating Partnership through an act of dishonesty or material conflict of interest which relates to the performance of the Optionee's duties as an Employee, under his employment agreement or otherwise, or as a Director;

             (b)   an Optionee's conviction of a felony;

             (c) an Optionee's failure to perform in any material respect his duties as an Employee, under his employment agreement or otherwise, or as a Director (other than a failure due to disability) after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if an Optionee's failure to perform is not of a type requiring a single action to fully cure, then the Optionee may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion); or

             (d) the material breach by an Optionee of any of his obligations under his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, and the failure of the Optionee to cure such breach within 30 days after receipt by the Optionee of a written notice specifying in reasonable detail the nature of the breach.

      1.7    "CHANGE IN CONTROL" shall be deemed to have occurred if:

             (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any other Employer, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock, or controlled directly or indirectly by the stockholders of the Company, or (iii) David M. Glickman or any of his affiliates becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding securities which vote generally in the election of Directors (referred to herein as "Voting Securities"); or

             (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two- thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

             (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and such transaction is consummated; or

             (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, assignment, conveyance, transfer, lease or other disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets, and such transaction is consummated.

      1.8 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      1.9 "COMMITTEE" shall mean a committee of the Board, appointed as provided in Section 6.1, or the Board until such Committee is appointed or if required so that the Plan and this Agreement comply with the provisions of the exemptive rule under Section 16 of the Exchange Act.

      1.10 "COMMON STOCK" shall mean the common stock of the Company, par value $.01 per share.

      1.11 "COMMON UNITS" shall mean partnership units designated as "Common Units" under the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

      1.12 "COMPANY" shall have the meaning set forth in the first introductory paragraph.

      1.13 "COMPANY CHARTER" shall mean the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as amended and supplemented from time to time.

      1.14 "COMPANY EMPLOYEE" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any entity which is then a Company Subsidiary.

      1.15 "COMPANY SUBSIDIARY" shall mean any corporation, partnership or other entity (other than the Company) in an unbroken chain beginning with the Company if all of them in the aggregate, other than the last one in the unbroken chain, then own stock or other interests possessing 50 percent or more of the total combined economic interests or the total combined voting power of all classes of stock or other interests in each of the others in such chain; provided, however, that "Company Subsidiary" shall not include the Operating Partnership or any Operating Partnership Subsidiary.

      1.16   "DIRECTOR" shall mean a member of the Board.

      1.17 "DISABILITY" shall mean a physical or mental condition resulting from any medically determinable physical or mental impairment that renders an Optionee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted and can be expected to last for a continuous period in the aggregate of no less than four consecutive months, as determined by the Committee in good faith in its sole discretion.

      1.18 "EMPLOYEE" shall mean any Company Employee, Operating Partnership Employee or Property Partnership Employee.

      1.19 "EMPLOYER" shall mean the Company, a Company Subsidiary, the Operating Partnership or an Operating Partnership Subsidiary.

      1.20 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      1.21 "EXPIRATION DATE" shall mean the last day of the term of the Option as established in Section 4.3.

      1.22 "EXCHANGE FACTOR" shall have the meaning set forth in the Exchange Rights Agreement, dated as of August 31, 1994, among the Company and certain limited partners of the Operating Partnership, as such agreement may be amended from time to time, including but not limited to any amendment to make a future limited partner of the Operating Partnership a party to such agreement.

      1.23 "FAIR MARKET VALUE" of a share of Common Stock shall mean the per share value of the Common Stock as of a given date, determined as follows:

             (a) If the Common Stock is listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange upon which the Common Stock is listed), the Fair Market Value of the Common Stock is the last reported sales price of the Common Stock for composite transactions on the New York Stock Exchange (or if not listed on the New York Stock Exchange, such other national securities exchange) on such date or, if there were no sales on such date, the last date on which there were sales.

             (b) If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ System") or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is (i) if the Common Stock is then listed as a national market issue under the NASDAQ System, the last reported sales price of the Common Stock on the NASDAQ System on such date or, if there were no sales on such date, the last date on which there were sales or (ii) if the Common Stock is then not listed as a national market issue under the NASDAQ System, the mean between the closing representative bid and asked prices for the Common Stock on the NASDAQ System (or such similar quotation system) on such date.

             (c) If neither clause (a) nor clause (b) of this definition is applicable, or the Board determines in good faith that the value determined in accordance with clause (a) or (b), as otherwise applicable, does not represent the fair market value of the shares within the meaning of Section 422 or Section 162(m) of the Code, the Fair Market Value of the Common Stock is the fair market value per share as of such valuation date, as determined by the Board in good faith and in accordance with uniform principles consistently applied.

      1.24   "GOOD REASON" shall mean:

             (a) the material breach by an Employer of its obligations under any written employment agreement which may exist between an Employer and the Employee and the failure of the Employer to cure such breach within 30 days after receipt by the Employer of a written notice from the Employee specifying in reasonable detail the nature of the breach; or

             (b) any material diminution in the scope of an Employee's responsibilities and duties.

      1.25 "INCENTIVE STOCK OPTION" shall mean an Option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

      1.26 "INDEPENDENT DIRECTOR" shall mean a member of the Board who is not also an Employee.

      1.27 "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not designated as an Incentive Stock Option.

      1.28 "OPERATING PARTNERSHIP" shall have the meaning set forth in the first introductory paragraph.

      1.29 "OPERATING PARTNERSHIP EMPLOYEE" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Operating Partnership or any entity which is then an Operating Partnership Subsidiary (other than a Property Partnership Employee).

      1.30 "OPERATING PARTNERSHIP PURCHASE PRICE" shall have the meaning set forth in Section 5.4.

      1.31 "OPERATING PARTNERSHIP SUBSIDIARY" shall mean each of the Property Partnerships or any other corporation, partnership or other entity (other than the Operating Partnership) in an unbroken chain beginning with the Operating Partnership if all of them in the aggregate, other than the last one in the unbroken chain, then own more than 50 percent of the total combined economic interests or the total combined voting power of all classes of stock or other interests in each of the others.

      1.32 "OPTION" shall mean a stock option granted pursuant to this Plan. An Option granted pursuant to this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and to Employees who are not Employees of the Company or of a Subsidiary Corporation shall be Non-Qualified Stock Options.

      1.33   "OPTION AGREEMENT" shall have the meaning set forth in Section
4.1.

      1.34 "OPTIONEE" shall mean an Employee or an Independent Director to whom an Option is granted under the Plan.

      1.35 "PLAN" shall mean The 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries, as amended from time to time.

      1.36 "PROPERTY PARTNERSHIP" shall mean Ambassador Texas Partners, L.P., Ambassador I, L.P., Ambassador II, L.P., Ambassador III, L.P., Ambassador IV, L.P., Ambassador V, L.P., Ambassador VI, L.P., Ambassador VII, L.P., Ambassador VIII, L.P., Ambassador IX, L.P., Ambassador X, L.P., Ambassador XI, L.P., each of which is a limited partnership, and any other Operating Partnership Subsidiary designated as such by the Board.

      1.37 "PROPERTY PARTNERSHIP EMPLOYEE" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of a Property Partnership or any entity which is then a Property Partnership Subsidiary.

      1.38 "PROPERTY PARTNERSHIP PURCHASE PRICE" shall have the meaning set forth in Section 5.5(a).

      1.39 "PROPERTY PARTNERSHIP SUBSIDIARY" shall mean any corporation, partnership, or other entity (other than a Property Partnership) in an unbroken chain beginning with a Property Partnership if all of them in the aggregate, other than the last one in the unbroken chain, then own more than 50 percent of the total combined economic interests or total combined voting power of all classes of stock or other interests in each of the others.

      1.40 "RETIREMENT" shall mean (a) an Employee's Termination of Employment upon or after attainment of age 65 and completion of five years of service with the Company and/or any other Employer or at such earlier time with the permission of the Committee, or (b) an Independent Director's Termination of Directorship upon or after attainment of age 65.

      1.41 "RULE 16B-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

      1.42 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

      1.43 "STOCK OWNERSHIP LIMIT" shall mean (a) the "Common Stock Ownership Limit" restrictions on ownership and transfer provided in the Company Charter;
(b) the "Aggregate Stock Ownership Limit" restrictions on ownership and transfer provided in the Company Charter; and (c) any other restrictions on ownership or transfer set forth in the Company Charter.

      1.44 "SUBSIDIARY" shall mean a Company Subsidiary or an Operating Company Subsidiary (including, without limitation, any Property Partnership and Property Partnership Subsidiary).

      1.45 "SUBSIDIARY CORPORATION" shall mean a Company Subsidiary that qualifies as a subsidiary corporation within the meaning of Section 424(f) of the Code.

      1.46 "TEN PERCENT SHAREHOLDER" shall mean an Employee who owns (or is deemed to own by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Company Subsidiary that is a Subsidiary Corporation.

      1.47 "TERMINATION OF DIRECTORSHIP" shall mean the time when an Optionee who was an Independent Director ceases to be a Director of the Company for any reason.

      1.48 "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Optionee and an Employer is terminated for any reason, other than (a) termination where there is a simultaneous reemployment or continuing employment of an Optionee by another Employer, and (b) at the sole and absolute discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship that does not exceed one year; provided, however, that, if an Employer ceases to qualify as same under the Plan as a result of a sale of stock or other interests or any similar event, a Termination of Employment of the Optionees who were employed by such Employer immediately prior to such cessation shall be deemed to have occurred. The Committee, in its sole and absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not limited to, the question of whether a Termination of Employment resulted from a discharge for Cause or a resignation by the employee for Good Reason, and all questions of whether particular leaves of absence shall constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of
Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

      1.49   GENDER AND NUMBER

             Wherever the masculine gender is used it shall include the feminine and neuter and wherever a singular pronoun is used it shall include the plural, unless the context clearly indicates otherwise.

                                   ARTICLE II
                             SHARES SUBJECT TO PLAN

      2.1    SHARES SUBJECT TO PLAN

             The shares of stock subject to Options shall be shares of Common Stock, and the aggregate number of such shares which may be issued upon exercise of such Options shall not exceed 250,000. Notwithstanding anything herein to the contrary, no single Optionee may be granted Options in any year to purchase shares of Common Stock which, in the aggregate, exceed the Award Limit. The shares of Common Stock issuable upon exercise of an Option may be either previously authorized but unissued shares or issued shares which have been repurchased by the Company.

      2.2    UNEXERCISED OPTIONS AND OTHER RIGHTS

             If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be the subject of an Option granted hereunder so long as the Optionee to whom such Options had previously been granted received no benefits of ownership of the underlying shares of Common Stock to which such Options related.

      2.3    EFFECT OF CERTAIN EXERCISES

             If any shares of Common Stock issuable pursuant to any Option are surrendered as a payment for the price due on the exercise of said Option, the number of shares of Common Stock issuable but so surrendered shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan and shall not be considered Options that the Optionee with respect thereto received no benefits of ownership. In the event shares of Common Stock are withheld pursuant to Section 7.6 hereof, the number of shares that would have been issuable but that are withheld pursuant to the provisions of Section
7.6 shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan and shall not be considered Options that the Optionee with respect thereto received no benefits of ownership.


                                  ARTICLE III
                              GRANTING OF OPTIONS

      3.1    ELIGIBILITY

             Employees eligible to participate in the Plan are those full or part-time officers and other Employees who are responsible for or contribute to the management, growth or profitability of the Company and the other Employers and who are selected from time to time by the Committee, in its sole and absolute discretion. Independent Directors shall be eligible to be granted Non-Qualified Stock Options.

      3.2    QUALIFICATION OF INCENTIVE STOCK OPTIONS

             No Incentive Stock Option shall be granted unless such Option when granted qualifies as an "incentive stock option" under Section 422 of the Code, including, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the provisions of Section 422(c)(5) of the Code which provides that an Incentive Stock Option granted to a Ten Percent Shareholder must have an

Option price of at least 110% of the Fair Market Value of the stock subject thereto on the date of grant and cannot have a term longer than five years. Options granted under the Plan to Employees who are not Employees of the Company or of a Subsidiary Corporation do not qualify as "incentive stock options" under Sections 422 of the Code. Unless the Committee in its sole discretion provides otherwise in the Option Agreement, if all or any portion of an Option that is intended to qualify as an "incentive stock option" under
Section 422 of the Code (a) does not qualify as such when granted, such Option (or such portion) shall be treated as a Non-Qualified Option, and (b) qualified as an "incentive stock option" when granted but later no longer qualifies as such, such Option (or such portion) shall thereafter be treated as a Non-Qualified Stock Option. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary Corporation) exceed $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For these purposes, the Fair Market Value shall be determined as of the date of grant of the Option.

      3.3    GRANTING OF OPTIONS

             (a)   Subject to availability of shares as provided under Section
      2.1 and 7.2, the Committee shall from time to time, in its absolute discretion:

                   (i) Determine which Employees are key Employees and select from among the Independent Directors and the key Employees (including Independent Directors and Employees to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options;

                  (ii) Determine the number of shares to be subject to such Options granted to the selected Independent Directors and key Employees;

                 (iii) Subject to Sections 3.1 and 3.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

                  (iv) Determine the terms and conditions of such Options, consistent with this Plan, including, but not limited to, such terms and conditions as may be required by Section 162(m) of the Code.

             (b) Upon the selection of an Independent Director or a key Employee to be granted an Option, the Committee shall instruct the Secretary (or other authorized officer of the Company) to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its sole and absolute discretion and on such terms as it deems appropriate, require as a condition to the grant of an Option to an Independent Director or an Employee that the Independent Director or Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to such Independent Director or Employee under this Plan. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the Option price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

             (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code; provided, however, that prior to such modification the Committee must obtain a written consent of the Optionee relating to such modification.


                                   ARTICLE IV
                                TERMS OF OPTIONS

      4.1    OPTION AGREEMENT

             Each Option shall be evidenced by a written Option Agreement (the "Option Agreement"), which shall be executed by the Optionee and an authorized officer of the Company (and in the case of an Option granted to an Employee, his Employer, if different), and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

      4.2    OPTION PRICE

             Subject to Section 3.2, the price per share of the shares subject to each Option shall be set by the Committee in its sole and absolute discretion; provided, however, that such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

      4.3    OPTION TERM

             Subject to Section 3.2, the term of an Option shall be set by the Committee in its sole and absolute discretion; provided, however, that such term shall not be more than ten years from the date the Option is granted. The last day of the terms of the Option shall be the Option's Expiration Date.

      4.4    OPTION VESTING

             (a) No Option may be exercised in whole or in part until it has vested or otherwise becomes exercisable in accordance with the terms of this Plan and the Option Agreement pursuant to which such Option was granted.

             (b) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be determined by the Committee in its sole and absolute discretion and set forth in the Option Agreement, and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted and that such Option may vest in one or more installments. At any time after grant of an Option to an Optionee, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which all or any portion of an Option granted to an Optionee vests or becomes exercisable.

             (c) Upon an Employee's Termination of Employment for Cause, any and all Options held by such Employee (whether or not vested or exercisable) shall be forfeited and shall immediately terminate effective with such Termination of Employment; provide, however, that the Committee may in its sole discretion provide that all or a part of any Option, to the extent exercisable as of such date, can be exercised for a period of up to one month from the date of Termination of Employment.

             (d) The portion of any Option granted to an Employee that has not vested and become exercisable upon the Employee's Termination of Employment shall be forfeited and shall immediately terminate effective with such Termination of Employment; provided, however, that in the sole discretion of the Committee, the Option Agreement with respect to an Employee may provide that the unvested portion of any Option shall immediately become vested and exercisable (in whole or in part) in the event of a Change in Control, the Employee's Termination of Employment by reason of his Disability, by the Employer not for Cause, by the Employee for Good Reason, as a result of the Employee's Retirement, or if the Employee dies while an Employee.

             (e) Upon an Independent Director's Termination of Directorship for Cause, any and all Options held by such Independent Director (whether or not vested or exercisable) shall be forfeited and shall immediately terminate effective with such Termination of Directorship; provided, however, that the Committee may in its sole discretion provide that all or a part of any Option, to the extent exercisable as of such date, can be exercised for a period of up to one month from the date of Termination of Directorship.

             (f) The portion of any Option granted to an Independent Director that has not vested and become exercisable upon the Director's Termination of Directorship shall be forfeited and shall immediately terminate effective with such Termination of Directorship; provided, however, that in the sole discretion of the Committee, the Option Agreement with respect to an Independent Director may provide that the unvested portion of any Option shall immediately become vested and exercisable (in whole or in part) in the event of a Termination of Directorship for any reason other than Cause.

      4.5    EXERCISE OF OPTION AFTER TERMINATION OF EMPLOYMENT OR DIRECTORSHIP

             (a) An Option granted to an Employee may be exercised only while the Optionee is an Employee; provided, however, that the Committee may determine in its sole discretion and an Option Agreement may provide that an Option granted to an Employee may be exercised, to the extent that the Optionee could have done so immediately preceding the Optionee's Termination of Employment (and to the extent, if any, such Option became exercisable under the Option Agreement as a result of such termination), subsequent to such Optionee's Termination of Employment, subject to the following limitations:

                    (i) If the Optionee dies while an Employee, the Optionee's Beneficiary may exercise the Option not later than 12 months after the Optionee's death; or

                   (ii) If the Optionee's Termination of Employment is due to the Optionee's Disability or Retirement, the Optionee (or the Optionee's personal representative) may exercise the Option no later than 12 months after such termination; or

                  (iii) If the Optionee's Termination of Employment is for any reason other than those set forth in (i) or (ii) above and is not for Cause, the Optionee may exercise the Option within three months after such termination; or

                   (iv) If the Optionee dies during a period described in clause (ii) or (iii) above for the exercise of an

             Option after the Optionee's Termination of Employment, the Optionee's Beneficiary may exercise such Option no later than the expiration of such extended period; or

                   (v) If the Optionee's Termination of Employment is for Cause, the Optionee may not exercise any portion of the Option thereafter except to the extent and at the times permitted by the Committee in accordance with Section 4.4(c); and

                  (vi) Notwithstanding (i) through (v) above or anything in an Option Agreement or the Plan to the contrary, (A) at any time after the grant of an Option to an Employee, the Committee, in its sole and absolute discretion and subject to whatever terms and conditions it selects, may provide that the Option may be exercised after the relevant extended period set forth above, and
             (B) no Option may be exercised later than its Expiration Date in any circumstances.

             (b) An Option granted to an Independent Director may be exercised only while the Optionee is an Independent Director; provided, however, that the Committee may determine in its sole discretion and an Option Agreement may provide that an Option granted to an Independent Director may be exercised, to the extent that the Optionee could have done so immediately preceding the Optionee's Termination of Directorship (and to the extent, if any, such Option became exercisable under the Option Agreement as a result of such termination), subsequent to such Optionee's Termination of Directorship, subject to the following limitations:

                   (i) If the Optionee dies while a Director, the Optionee's Beneficiary may exercise the Option within 12 months after the Optionee's death; or

                  (ii) If the Optionee's Termination of Directorship is due to Disability or Retirement, the Optionee (or the Optionee's personal representative) may exercise the Option no later than 12 months after such termination; or

                 (iii) If the Optionee's Termination of Directorship is for any reason other than those set forth in (i) or (ii) above and is not for Cause, the Optionee may exercise the Option within three months after such termination; or

                  (iv) If the Optionee dies during a period described in clause (ii) or (iii) above for the exercise of an Option after the Optionee's Termination of Directorship, the Optionee's Beneficiary may exercise such Option no later than the expiration of such extended period; or

                   (v) If the Optionee's Termination of Directorship is for Cause, the Optionee may not exercise any portion of the Option thereafter except to the extent and at the times permitted by the Committee in accordance with Section 4.4(e); and

                  (vi) Notwithstanding (i) through (v) above or anything contained in an Option Agreement or the Plan to the contrary, (A) at any time after the grant of an Option to an Independent Director, the Committee, in its sole and absolute discretion and subject to whatever terms and conditions its selects, may provide that the Option may be exercised after the relevant extended period set forth above, and (B) no Option may be exercised later than its Expiration Date in any circumstances.

      4.6    LIMITATION IN TERMS OF OPTION

             The Company shall not grant an Option which, and no Option shall be exercisable to the extent that it, will, or is likely to, result in a violation of Section 5.10.


                                   ARTICLE V
                              EXERCISE OF OPTIONS

      5.1    PARTIAL EXERCISE

             An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

      5.2    MANNER OF EXERCISE

             All or a portion of an exercisable Option shall be deemed exercised upon:

             (a) Delivery of all of the following to the Secretary of the Company or his office (or his delegate):

                   (i) A written notice complying with the applicable rules established by the Committee, stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or a portion thereof, and a copy thereof shall be delivered at the same time to the Operating Partnership with respect to an Operating Partnership Employee and to the Property Partnership with respect to a Property Partnership Employee;

                   (ii) Such representations and documents as the Committee, in its sole and absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and

                  (iii) In the event that the Option shall be properly exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

             (b) Full payment in cash, by certified or bank check or other instrument acceptable to the Committee for the shares with respect to which the Option, or portion thereof, is being exercised to:

                  (i) the Secretary of the Company (with respect to an Option of an Independent Director and a Company Employee);

                  (ii) the Operating Partnership (with respect to an Option of an Operating Partnership Employee); or

                  (iii) the Property Partnership (with respect to Options of a
             Property Partnership Employee).

      Notwithstanding the preceding sentence, at the sole and absolute discretion of the Committee, the terms of an Option granted to any Employee may with the approval of the Committee, in its sole and absolute discretion:

                   (A) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee duly endorsed for transfer with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or the portion thereof intended to be paid through the delivery of shares of Common Stock; or

                   (B) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon the exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or the portion thereof intended to be paid through the delivery of shares of Common Stock, including a "cashless exercise"; or

                   (C) (x) allow a delay in payment up to 30 days from the date the Option, or portion thereof, is exercised, (y) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration, or (z) allow payment through any combination of the consideration provided in clauses (A),
             (B) and (C).

      5.3    TRANSFER OF SHARES TO A COMPANY EMPLOYEE OR INDEPENDENT DIRECTOR

             Subject to Section 5.7, as soon as practicable after receipt by the Company, pursuant to Section 5.2(b)(i), of payment for the shares with respect to which an Option, or portion thereof, is exercised by an Optionee who is an Independent Director or a Company Employee (or any Beneficiary thereof), the Company shall transfer to the Optionee the number of shares to which such Optionee is entitled upon such exercise.

      5.4    TRANSFER OF SHARES TO AN OPERATING PARTNERSHIP EMPLOYEE

             Subject to Section 5.7, as soon as practicable after receipt by the Operating Partnership pursuant to Section 5.2(b)(ii), of payment for the shares with respect to which an Option, or portion thereof, is exercised by an Optionee who is an Operating Partnership Employee (or any Beneficiary thereof), with respect to each such exercise:

             (a) the Company shall sell to the Operating Partnership and the Operating Partnership shall purchase the number of shares for which such Option is being exercised for an aggregate purchase price (the "Operating Partnership Purchase Price") equal to the product of (i) the number of such shares multiplied by (ii) the Fair Market Value of a share of Common Stock on the date of the exercise; and

             (b) the Operating Partnership shall sell such shares to the Optionee in return for the amount of the payment made by the Optionee to the Operating Partnership pursuant to Section 5.2(b).

      5.5    TRANSFER OF SHARES TO A PROPERTY PARTNERSHIP EMPLOYEE

             Subject to Section 5.7, as soon as practicable after receipt by a Property Partnership, pursuant to Section 5.2(b)(iii), of payment for the shares with respect to which an Option, or portion thereof, is exercised by an Optionee who is a Property Partnership Employee (or any Beneficiary thereof), with respect to each such exercise:

             (a) the Company shall sell to the Property Partnership and the Property Partnership shall purchase the number of shares of Common Stock for which such Option is being exercised for an aggregate purchase price (the "Property Partnership Purchase Prices") equal to the product of (i) such number of shares multiplied by (ii) the Fair Market Value of a share of Common Stock on the date of exercise; and

             (b) the Property Partnership shall sell such shares to the Optionee in return for the amount of the payment made by the Optionee to the Property Partnership pursuant to Section 5.2(b).

      5.6    TRANSFER OF PAYMENT TO THE PARTNERSHIP

             As soon as practicable after receipt by the Company with respect to the exercise of any Option, or portion thereof, of the amount described in
Section 5.2(b)(i), the Operating Partnership Purchase Price or the Property Partnership Purchase Price, the Company shall transfer to the Operating Partnership an amount of cash equal to such payment and the Operating Partnership shall issue additional Common Units to the Company corresponding to the number of shares of Common Stock issuable upon the exercise of the relevant Option multiplied by a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such transfer.

      5.7    CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

             No certificate or certificates for shares of stock purchased upon the exercise of any Option, or portion thereof, shall be required to be issued prior to fulfillment of all of the following conditions:

             (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

             (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its sole and absolute discretion, deem necessary or advisable;

             (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable;

             (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

             (e) The receipt of full payment for such shares, including payment of any applicable withholding tax in accordance with Section 7.6.

      5.8    RIGHTS AS STOCKHOLDERS

             The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued to such holders.

      5.9    OWNERSHIP AND TRANSFER RESTRICTIONS

             Shares acquired through the exercise of an Option shall be subject to the restrictions on ownership and transfer set forth in the Company Charter. The Committee, in its sole and absolute discretion, may impose such additional restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate in order to preserve the qualification of the Company as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code. The Committee may require an Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within either of
(a) two years from the date of granting such Option to such Employee or (b) one year after the transfer of such shares to such Employee. Any such restriction or notice requirement shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares.

      5.10   RESTRICTIONS ON EXERCISE OF OPTION

             An Option is not exercisable if, in the sole and absolute discretion of the Committee, the exercise of such Option would likely result in any of the following:

             (a) The Optionee's ownership of Capital Stock being in violation of the Stock Ownership Limit; or

             (b) Income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code.

             Notwithstanding any other provision of this Plan, the Optionee shall have no rights under this Plan to acquire Options or Common Stock which would otherwise be prohibited under the Company Charter.


                                   ARTICLE VI
                                 ADMINISTRATION

      6.1    COMMITTEE

             The Committee shall consist solely of two or more Directors, appointed by and holding office at the pleasure of the Board, each of whom is not then an Employee and each of whom is both a "Non-Employee Director" as defined by Rule 16b-3 and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code; provided, however, that if one or more of the members of the Committee does not qualify as such a "Non-Employee Director" or "outside director" at the time any Option is granted, such Option nevertheless shall be deemed to be properly authorized and issued under the Plan and shall remain in full force and effect subject to the other terms and conditions contained in the Plan and the relevant Option Agreement. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

      6.2    DUTIES AND POWERS OF COMMITTEE; BOARD RATIFICATION OF GRANTS

             It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan, the Options, and the Option Agreements, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Notwithstanding any other provision of this Plan to the contrary, the Board, in establishing or authorizing any committee of the Board to act as the Committee, may require that any or all of the grants of Options by the Committee with respect to the Plan be subject to ratification by the Board and/or another committee of the Board.

      6.3    MAJORITY RULE

             The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

      6.4    COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

             Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee or Board incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Board, the Company and the Company's officers and Directors and all other persons charged with responsibility for administering the Plan shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Board in good faith shall be final and binding upon all persons, including the Optionees and the Employers. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Option, and all members of the Committee and Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

      6.5    DELEGATION OF AUTHORITY

             The Committee may, in its sole and absolute discretion, delegate to the Chief Financial Officer, the Secretary or any other proper officer of the Company, or more than one of them, any or all of the administrative duties and authority of the Committee under this Plan, other than the authority to make grants or awards under this Plan to Employees who are directors or officers of the Company within the meaning of Rule 16(a)-1(b) of the Exchange Act or whose total compensation is required to be reported to the Company's stockholders under the Exchange Act, to determine the price, timing or amount of such grants or awards or to determine any other matter required by Rule 16b-3 or Code Section 162(m) to be determined in the sole and absolute discretion of the Committee.

      6.6    NO LIABILITY

             No member of the Board or the Committee, Director, officer of the Company or other Employee shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person with respect to this Plan so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

      6.7    INDEMNIFICATION

             To the fullest extent permitted by law, each of the members of the Board and the Committee and each of the Directors, officers of the Company and the Employees shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      7.1    NOT TRANSFERABLE

             Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution; provided, however, that, subject to the Stock Ownership Limit, an Optionee may designate a Beneficiary to exercise his Option or other rights under this Plan after his death, and, with respect to Non-Qualified Stock Options, the Committee, in its sole discretion, may provide in the Option Agreement that the Optionee may transfer, without consideration of the transfer, all or a portion of his Options to members of his immediate family (i.e., children, grandchildren or spouse), to trusts for the benefit of immediate family members, to partnerships in which such family members are the only parties and to charitable institutions; provided, however, prior to any such transfer, the Optionee shall deliver written notice to the Company describing in reasonable detail the proposed transfer together with an opinion of counsel which (to the Company's satisfaction) is knowledgeable in securities law matters to the effect that such transfer and the ownership and exercise of such Option by the proposed transferee, taking into account any covenants or restrictions mutually agreeable to the Company, the Optionee and the proposed transferee, may be effected without registration under the Securities Act of the Option or the Common Stock issuable upon exercise thereof. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution or, if provided in the Option Agreement, to an immediate family member, to trusts for the benefit of immediate family members, to partnerships in which such family members are the only parties and to charitable institutions, as provided above. Except as provided in this Section 7.1 and the Option Agreement, an Option shall be exercised during the Optionee's lifetime only the Optionee or his guardian or legal representative.

      7.2    AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

             This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Furthermore, without approval of the Company's stockholders given with 12 months before or after the action by the

Board, no action of the Board may, except as provided in Section 7.3, materially increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of
Section 4.2, extend the limit imposed in this Section 7.2 on the period during which Options may be granted or otherwise materially increase the benefits accruing to participants under the Plan and no action of the Committee or Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Option may be granted or awarded during any period of suspension nor after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

             (a) the expiration of ten years from the date the Plan is adopted by the Board; or

             (b) the expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.5.

      7.3    CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY

             In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, by reason of recapitalization, reclassification, stock split up, stock dividend, or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares of stock for the purchase of which Options may be granted, including adjustments of the limitation in Section 2.1 (and, to the extent permitted under Section 162(m) of the Code, the Award Limit) on the maximum number and kind of shares of stock which may be issued.

             In the event of such a change or exchange other than by reason of reorganization (and other than for stock or securities of another corporation, which shall be subject to the provisions of Section 7.4), the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares of stock as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. Such adjustment shall be made with the intent that after the change or exchange of shares of stock, each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option may include a necessary or appropriate corresponding adjustment in Option exercise price, but shall be made without change in the total price applicable to the Option, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

             Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

             In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Common Stock, the Committee may, in its sole and absolute discretion, make an appropriate and equitable adjustment to the Option price to reflect such diminution.

      7.4    MERGER OF THE COMPANY

             In the event of the merger or consolidation of the Company with or into another corporation or other entity, the exchange of all or substantially all of the assets of the Company for the securities of another or other entity, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company:

             (a) At the sole and absolute discretion of the Committee, the terms of an Option may provide that it may not be exercised after such event; and

             (b) In its sole and absolute discretion, and on such terms as it shall deem appropriate, the Committee may provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, such Option shall be exercisable as to all shares of stock covered thereby, notwithstanding anything to the contrary in the Plan or the Option Agreement evidencing such Option.

      7.5    EFFECTIVE DATE; APPROVAL OF PLAN BY STOCKHOLDERS

             Subject to the approval of the Company's stockholders (by the holders of a majority of the shares of the Company present or represented and entitled to vote at the meeting at which the Plan is considered), the Plan shall be effective as of December 19, 1996 and shall continue in effect thereafter until terminated or suspended by the Committee. Options may be granted prior to such stockholder approval, provided, however, that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further, that all Options granted under this Plan shall be canceled and become null and void and of no effect, retroactive to the date of grant, and the Plan shall be null and void and of no effect, retroactive to the date of Board approval, in the event the Plan is not approved by Company's stockholders prior to the first anniversary of its approval by the Board. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3.

      7.6    TAX WITHHOLDING

             Each Optionee shall, no later than the date as of which the value of any shares received upon the exercise of an Option first becomes includable in gross income for federal income tax purposes, pay or make arrangements satisfactory to the Committee regarding payment of any sums required by federal, state or local tax law to be withheld with respect to such Option.
The Committee may, in its sole and absolute discretion, allow such Optionee to elect to have shares of Common Stock withheld (or allow the return of shares of Common Stock) having a Fair Market Value equal to all or a portion of the sums required to be withheld. If, as allowed by the Committee, the Optionee elects to have shares of Common Stock withheld (or allow the return of shares of Common Stock) having a Fair Market Value equal to all or a portion of the sums required to be withheld, the value of the shares of Common Stock to be withheld (or returned as the case may be) will equal to the Fair Market Value of such shares (less any costs or taxes associated with the sale of such shares) on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by such persons to have shares of Common Stock withheld for this purpose will be subject to the following restrictions: (a) the election must be made on or prior to the Tax Date, (b) the election must be irrevocable,
(c) the election shall be subject to the disapproval of the Committee, (d) if the person is an officer of the Company within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Committee may impose in an effort to secure the benefits of any regulations thereunder, and (e) any stock ownership resulting from such withholding shall not violate the Stock Ownership Limit set forth in the Company Charter.

      7.7    LOANS

             The Committee may, in its sole and absolute discretion, extend one or more loans to Optionees in connection with the exercise of Options granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

      7.8    LIMITATIONS APPLICABLE TO SECTION 16 PERSONS

             Notwithstanding any other provision of this Plan, any Option granted to an Optionee who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) the compliance with which is necessary for the application of such exemptive rule. Any such additional limitation shall be set forth in an annex to this Plan, such annex to be incorporated herein by the reference and made part of this Plan.

      7.9    EFFECT OF PLAN UPON OPTIONS AND OTHER COMPENSATION PLANS

             The adoption of this Plan shall not affect any other compensation or incentive plans established by the Company, the Operating Partnership, the Property Partnerships or any other Employer. Nothing in this Plan shall be construed to limit the right of any of them (a) to establish any other forms of incentives or compensation for their employees and directors or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate or partnership purpose including but not limited to the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

      7.10   COMPLIANCE WITH LAWS

             This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock upon the exercise of Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.
Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

      7.11   TITLES

             Titles are provided herein for convenience only and are not intended to be the basis for interpretation or construction of this Plan.

      7.12   GOVERNING LAW

             This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Illinois without regard to conflicts of laws thereof.